Exhibit 99.1

Investors and Media:

Andy Kellogg & Kory Kutzke

(630) 824-1987

SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCES THIRD QUARTER 2018 RESULTS

•	Net income attributable to SXCP was $15.3 million and operating cash flow was $72.6 million in the third quarter 2018

•	Adjusted EBITDA attributable to SXCP was $53.8 million down $3.6 million versus the prior year period driven primarily by an outage at our Granite City facility

•	Declared third quarter 2018 distribution of $0.40 per unit

•	Reduced debt outstanding by $25 million in the third quarter

•	Revised full-year 2018 Adjusted EBITDA attributable to SXCP guidance range of $210 million to $215 million from the previous range of $215 million to $225 million

Lisle, Ill. (October 25, 2018) - SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported results for the third quarter 2018, which reflect strong throughput volumes at the company’s Convent Marine Terminal and solid performance from Middletown and Haverhill coke facilities, offset by the timing and scope of an outage and unrelated machinery fire at Granite City.

Mike Rippey, President and Chief Executive Officer of SunCoke Energy Partners, L.P. commented, “We continue to be pleased with strong operating performance at CMT as our customers continue to leverage our unique capabilities to capitalize on the attractive export market and our Middletown and Haverhill coke facilities continue to perform in line with our expectations.”

Granite City began a planned outage during the quarter, in which the scope and duration increased materially versus original estimates. Our analysis revealed that additional improvements would benefit the facility and it was prudent to accelerate the timing of this work. Additionally, as discussed on the company’s second quarter earnings call, Granite City experienced a fire on a major piece of equipment which resulted in lost production and lower revenues during the third quarter. The incremental impact of these two events, which was not factored into the company’s full-year guidance, is approximately $9 million. As a result, full year 2018 Adjusted EBITDA attributable to SXCP guidance has been adjusted to range between $210 million to $215 million.

Rippey continued, “While we are disappointed to revise our full-year 2018 guidance as a result of incremental expense and lower revenue at Granite City, our focus has been, and always will be, on driving operational excellence and maximizing long-term performance at our facilities. Based on the expertise we have built across our fleet, it became a clear decision to increase the scope of the work at Granite City in order to improve the long-term reliability and operational performance of those assets.”

THIRD QUARTER RESULTS

	Three Months Ended September 30,
(Dollars in millions)	2018	2017	Increase (Decrease)
Revenues	$224.1	$214.0	$10.1
Adjusted EBITDA(1)	$54.6	$58.4	$(3.8)
Net income attributable to SXCP	$15.3	$22.6	$(7.3)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues in third quarter 2018 increased $10.1 million from the prior year period, primarily reflecting the higher sales volumes at CMT.

Adjusted EBITDA in the quarter decreased $3.8 million, driven primarily by the incremental operating and maintenance costs and lower revenues related to a planned outage and an unrelated machinery fire at our Granite City cokemaking facility offset by higher sales volumes at CMT.

Net income attributable to SXCP in the third quarter 2018 was $15.3 million, down $7.3 million versus the prior period. The decrease in the current year period was driven by the operating results discussed above and higher depreciation expense due to revisions in estimated useful lives of certain assets in our Domestic Coke segment.

THIRD QUARTER SEGMENT INFORMATION

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Haverhill, Middletown and Granite City cokemaking facilities, located in Franklin Furnace and Middletown, Ohio, and Granite City, Illinois, respectively.

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2018	2017	Increase (Decrease)
Revenues	$193.1	$193.4	$(0.3)
Adjusted EBITDA(1)	$37.4	$50.0	$(12.6)
Sales Volume (thousands of tons)	589	585	4
Adjusted EBITDA per ton(2)	$63.50	$85.47	$(21.97)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues decreased $0.3 million primarily driven by the increased scope and duration of the planned outage at Granite City as well as a machinery fire that occurred at Granite City in July 2018, which lowered volume and energy revenues compared to the prior period. These decreases were offset by the pass-through of higher coal prices of $4.4 million compared to the prior period.

Adjusted EBITDA decreased $12.6 million driven by higher operating and maintenance costs and lower revenues from the outage and the machinery fire discussed above, which negatively impacted results by $8.2 million and $2.6 million, respectively, as compared to the prior period. We anticipate the Granite City outage will be completed by late-November and will decrease fourth quarter Adjusted EBITDA results by approximately $4 million. The incremental impact of these two events, which was not factored into the company’s full-year guidance, is approximately $9 million.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates operated by SXCP at our Convent Marine Terminal (“CMT”), Lake Terminal and Kanawha River Terminals (“KRT”).

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2018	2017	Increase (Decrease)
Revenues	$31.0	$20.6	$10.4
Intersegment sales	$1.7	$1.6	$0.1
Adjusted EBITDA(1)	$20.9	$12.3	$8.6
Tons handled (thousands of tons)(2)	6,697	4,862	1,835
CMT take-or-pay shortfall tons (thousands of tons)(3)	42	1,005	(963)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.
(3)	Reflects tons billed under take-or-pay contracts where services have not yet been performed. Our two largest coal export customers did not have any shortfall tons as of September 30, 2018.

Revenues and Adjusted EBITDA increased $10.4 million and $8.6 million, respectively, driven by 1.8 million of incremental tons primarily at CMT. At the end of third quarter, we do not have any shortfall tons related to our coal export customers as they have shipped over their annual contractual obligations to date. Given throughput volumes year-to-date and unlike previous fourth quarters, we will not recognize deferred revenue in the fourth quarter 2018.

Corporate and Other

Corporate and other expenses were $3.7 million in the third quarter 2018 and were comparable to prior period.

2018 OUTLOOK

Our revised 2018 guidance is as follows:

•	Adjusted EBITDA attributable to SXCP is expected to be between $210 to $215 million

•	Distributable Cash Flow expect to be between $110 to $115 million

•	Capital expenditures are projected to be approximately $61 million, including approximately $30 million related to our Granite City gas sharing project

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors may participate in this call by dialing 1-833-236-5757 in the U.S. or 1-647-689-4185 if outside the U.S., confirmation code 8991756.

SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic material handling services to coke, coal, steel, power and other bulk and liquids customers. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has approximately 55 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

•

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any loss (gain) on extinguishment of debt, and/or changes to our contingent consideration liability related to our acquisition of CMT. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•

Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Logistics deferred revenue, less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures, and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Distributable Cash Flow Coverage Ratio equals Distributable Cash Flow divided by estimated distributions to the limited and general partners.

•

Operating Cash Flow Coverage Ratio equals net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

•

Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used.

•

Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

SunCoke Energy Partners, L.P.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars and units in millions, except per unit amounts)
Revenues
Sales and other operating revenue	$224.1	$214.0	$667.5	$610.2

Costs and operating expenses
Cost of products sold and operating expenses	162.2	146.2	484.3	431.0
Selling, general and administrative expenses	7.8	7.4	24.7	24.4
Depreciation and amortization expense	23.1	20.2	64.8	63.3

Total costs and operating expenses	193.1	173.8	573.8	518.7

Operating income	31.0	40.2	93.7	91.5
Interest expense, net	14.9	15.1	44.9	41.7
Loss on extinguishment of debt	—	0.1	—	20.0

Income before income tax expense	16.1	25.0	48.8	29.8
Income tax expense	0.4	1.7	1.0	150.7

Net income (loss)	15.7	23.3	47.8	(120.9)
Less: Net income (loss) attributable to noncontrolling interests	0.4	0.7	1.5	(1.3)

Net income (loss) attributable to SunCoke Energy Partners, L.P.	$15.3	$22.6	$46.3	$(119.6)

General partner’s interest in net income	$0.4	$1.9	$1.0	$1.8
Limited partners’ interest in net income (loss)	$14.9	$20.7	$45.3	$(121.4)
Net income (loss) per common unit (basic and diluted)	$0.32	$0.45	$0.98	$(2.63)
Weighted average common units outstanding (basic and diluted)	46.2	46.2	46.2	46.2

SunCoke Energy Partners, L.P.

Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(Unaudited)
	(Dollars in millions)
Assets
Cash and cash equivalents	$24.2	$6.6
Receivables	53.2	42.2
Receivables from affiliate, net	0.6	5.7
Inventories	82.1	79.4
Other current assets	3.7	1.9

Total current assets	163.8	135.8

Properties, plants and equipment (net of accumulated depreciation of $479.1 million and $423.1 million at September 30, 2018 and December 31, 2017, respectively)	1,258.2	1,265.6
Goodwill	73.5	73.5
Other intangible assets, net	158.4	166.2
Deferred charges and other assets	0.2	0.3

Total assets	$1,654.1	$1,641.4

Liabilities and Equity
Accounts payable	$90.5	$54.9
Accrued liabilities	13.0	14.6
Deferred revenue	2.6	1.7
Current portion of long-term debt and financing obligation	2.7	2.6
Interest payable	16.3	4.0

Total current liabilities	125.1	77.8

Long-term debt and financing obligation	793.3	818.4
Deferred income taxes	120.3	119.2
Other deferred credits and liabilities	10.8	10.1

Total liabilities	1,049.5	1,025.5

Equity
Held by public:
Common units (issued 17,727,249 and 17,958,420 units at September 30, 2018 and December 31, 2017, respectively)	196.9	207.0
Held by parent:
Common units (issued 28,499,899 and 28,268,728 units at September 30, 2018 and December 31, 2017, respectively)	356.3	365.4
General partner’s interest	39.5	31.2

Partners’ capital attributable to SunCoke Energy Partners, L.P.	592.7	603.6
Noncontrolling interest	11.9	12.3

Total equity	604.6	615.9

Total liabilities and equity	$1,654.1	$1,641.4

SunCoke Energy Partners, L.P.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income (loss)	$47.8	$(120.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	64.8	63.3
Deferred income tax expense	1.1	150.4
Loss on extinguishment of debt	—	20.0
Changes in working capital pertaining to operating activities:
Receivables	(11.0)	(6.3)
Receivables/payables from affiliate, net	5.1	(5.9)
Inventories	(2.7)	(18.4)
Accounts payable	30.3	16.6
Accrued liabilities	(1.4)	2.8
Deferred revenue	0.9	14.1
Interest payable	12.3	2.3
Other	0.8	(5.3)

Net cash provided by operating activities	148.0	112.7

Cash Flows from Investing Activities:
Capital expenditures	(44.4)	(23.3)

Net cash used in investing activities	(44.4)	(23.3)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	620.6
Repayment of long-term debt	—	(644.9)
Repayment of financing obligation	(1.9)	(1.8)
Proceeds from revolving credit facility	127.2	268.0
Repayment of revolving credit facility	(152.2)	(240.0)
Debt issuance costs	—	(14.9)
Distributions to unitholders (public and parent)	(67.2)	(89.7)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(1.9)	(1.7)
Capital contributions from SunCoke	10.0	—

Net cash used in financing activities	(86.0)	(104.4)

Net increase (decrease) in cash and cash equivalents and restricted cash	17.6	(15.0)
Cash, cash equivalents and restricted cash at beginning of period	6.6	42.3

Cash, cash equivalents and restricted cash at end of period	$24.2	$27.3

Supplemental Disclosure of Cash Flow Information
Interest paid	$32.3	$38.3
Income taxes paid	$2.9	$0.6

SunCoke Energy Partners, L.P.

Segment Financial and Operating Data

The following tables set forth financial and operating data for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions, except per ton amounts)
Sales and other operating revenues:
Domestic Coke	$193.1	$193.4	$581.1	$548.6
Logistics	31.0	20.6	86.4	61.6
Logistics intersegment sales	1.7	1.6	5.2	4.9
Elimination of intersegment sales	(1.7)	(1.6)	(5.2)	(4.9)

Total sales and other operating revenues	$224.1	$214.0	$667.5	$610.2

Adjusted EBITDA(1):
Domestic Coke	$37.4	$50.0	$118.7	$130.0
Logistics	20.9	12.3	53.5	34.9
Corporate and Other	(3.7)	(3.9)	(12.6)	(11.8)

Total Adjusted EBITDA	$54.6	$58.4	$159.6	$153.1

Coke Operating Data:
Domestic Coke capacity utilization	102%	103%	101%	100%
Domestic Coke production volumes (thousands of tons)	588	595	1,731	1,727
Domestic Coke sales volumes (thousands of tons)	589	585	1,746	1,718
Domestic Coke Adjusted EBITDA per ton(2)	$63.50	$85.47	$67.98	$75.67
Logistics Operating Data:
Tons handled (thousands of tons)(3)	6,697	4,862	18,915	15,220
CMT take-or-pay shortfall tons (thousands of tons)(4)	42	1,005	147	2,505

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(3)	Reflects inbound tons handled during the period.
(4)	Reflects tons billed under take-or-pay contracts where services have not yet been performed. Our two largest coal export customers did not have any shortfall tons as of September 30, 2018.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income (loss) and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net income (loss)	$15.7	$23.3	$47.8	$(120.9)
Add:
Depreciation and amortization expense	23.1	20.2	64.8	63.3
Interest expense, net	14.9	15.1	44.9	41.7
Loss on extinguishment of debt	—	0.1	—	20.0
Income tax expense	0.4	1.7	1.0	150.7
Contingent consideration adjustments	0.5	(2.0)	1.1	(1.7)

Adjusted EBITDA	$54.6	$58.4	$159.6	$153.1
Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	0.8	1.0	2.4	2.6

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$53.8	$57.4	$157.2	$150.5

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net cash provided by operating activities	$72.6	$61.1	$148.0	$112.7
Add:
Cash interest paid	2.4	2.8	32.3	38.3
Cash income tax paid	0.4	—	2.9	0.6
Changes in working capital(2)	(18.8)	(8.8)	(21.2)	(2.9)
Contingent consideration adjustments	0.5	(2.0)	1.1	(1.7)
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	(2.5)	5.3	(3.5)	6.1

Adjusted EBITDA	$54.6	$58.4	$159.6	$153.1
Subtract:
Adjusted EBITDA attributable to noncontrollinginterest(1)	0.8	1.0	2.4	2.6

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$53.8	$57.4	$157.2	$150.5

(1)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(2)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income (loss) and Operating Activities to

Distributable Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net Income (loss)	$15.7	$23.3	$47.8	$(120.9)
Add:
Depreciation and amortization expense	23.1	20.2	64.8	63.3
Interest expense, net	14.9	15.1	44.9	41.7
Loss on extinguishment of debt	—	0.1	—	20.0
Income tax expense (benefit)	0.4	1.7	1.0	150.7
Contingent consideration adjustments	0.5	(2.0)	1.1	(1.7)
Logistics volume shortfall billings(1)	(0.8)	4.2	0.3	12.9
Repayment of corporate cost holiday deferral	—	—	—	(8.4)
Subtract
Ongoing capex (SXCP Share)	13.0	4.7	24.0	12.5
Replacement capex accrual	1.9	1.9	5.8	5.7
Cash interest accrual	15.1	14.7	45.1	40.2
Cash income tax accrual(2)	0.6	0.6	1.7	1.8
Adjusted EBITDA attributable to noncontrolling interest(3)	0.8	1.0	2.4	2.6

Distributable cash flow	$22.4	$39.7	80.9	$94.8

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net cash provided by operating activities	$72.6	$61.1	$148.0	$112.7
Add:
Cash interest paid	2.4	2.8	32.3	38.3
Cash income tax paid	0.4	—	2.9	0.6
Changes in working capital(4)	(18.8)	(8.8)	(21.2)	(2.9)
Logistics volume shortfall billings(1)	(0.8)	4.2	0.3	12.9
Repayment of corporate cost holiday/deferral	—	—	—	(8.4)
Contingent consideration adjustment	0.5	(2.0)	1.1	(1.7)
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	(2.5)	5.3	(3.5)	6.1
Subtract:
Ongoing capex (SXCP share)	13.0	4.7	24.0	12.5
Replacement capex accrual	1.9	1.9	5.8	5.7
Cash interest accrual	15.1	14.7	45.1	40.2
Cash income tax accrual(2)	0.6	0.6	1.7	1.8
Adjusted EBITDA attributable to noncontrolling interest(3)	0.8	1.0	2.4	2.6

Distributable cash flow	$22.4	$39.7	$80.9	$94.8

Quarterly cash distribution declared in the period	$18.9	$29.5	$56.7	$88.5
Operating cash flow coverage ratio(5)	3.84	2.07	2.61	1.27
Distribution coverage ratio(6)	1.19	1.35	1.43	1.07

(1)

Logistics volume shortfall billings adjusts to include ton minimums billed throughout the year in Distributable Cash Flow to better align with cash collection. Volume shortfall billings on take-or-pay contracts are recorded as deferred revenue and are recognized into GAAP income based on the terms of the contract, at which time they will be excluded from Distributable Cash Flow.

(2)	Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.

(3)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(4)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.
(5)

Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

(6)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2018 Consolidated Adjusted EBITDA

The Partnership has revised its full year 2018 Adjusted EBITDA guidance range as a result of the higher than expected outage costs and a machinery fire at our Granite City facility. Below is a reconciliation of revised 2018 estimated Adjusted EBITDA from its closest GAAP measures:

	2018
	Low	High
	(Dollars in millions)
Net Income	$54	$64
Add:
Depreciation and amortization expense(1)	97	92
Interest expense	60	60
Income tax expense	2	3

Adjusted EBITDA	$213	$219

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(2)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$210	$215

	2018
	Low	High
	(Dollars in millions)
Net cash provided by operating activities	$140	$150
Add:
Cash interest paid	60	60
Cash income tax paid	2	3
Changes in working capital and other(3)	11	6

Adjusted EBITDA	$213	$219

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(2)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$210	$215

(1)	Reflects revisions in estimated useful lives of certain assets in our Domestic Coke segment made in the third quarter.
(2)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(3)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2018 Distributable Cash Flow

The Partnership has revised its full year 2018 Distributable Cash Flow guidance range as a result of the higher than expected outage costs and a machinery fire at our Granite City facility. Below is a reconciliation of revised 2018 estimated Distributable Cash Flow from its closest GAAP measures:

	2018
	Low	High
Net Income	$54	$64
Add:
Depreciation and amortization expense(1)	97	92
Interest expense	60	60
Income tax expense	2	3
Subtract:
Ongoing capex (SXCP share)(2)	30	30
Replacement capex accrual	8	8
Cash interest accrual(3)	60	60
Cash tax accrual(4)	2	2
Adjusted EBITDA attributable to noncontrolling interest(5)	3	4

Distributable Cash Flow	$110	$115

	2018
	Low	High
Net cash provided by operating activities	$140	$150
Add:
Cash Interest paid	60	60
Cash Income tax paid	2	3
Changes in working capital(6)	11	6
Subtract:
Ongoing capex (SXCP share)(2)	30	30
Replacement capex accrual	8	8
Cash interest accrual(4)	60	60
Cash tax accrual(5)	2	2
Adjusted EBITDA attributable to noncontrolling interest(5)	3	4

Distributable Cash Flow	$110	$115

Estimated distributions(7)	$76	$76
Operating cash flow coverage ratio(8)	1.85x	1.99x
Distribution cash coverage ratio(9)	1.46x	1.52x

(1)	Reflects revisions in estimated useful lives of certain assets in our Domestic Coke segment made in the third quarter.
(2)	Increased from $25M to $30M as a result of additional ongoing capex from increased scope to the Granite City outage.
(3)	Revised cash interest accrual from $57M to $60M as a result of higher interest rates.
(4)	Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(5)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(6)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.
(7)	Estimated distributions assumes distributions are held constant at $0.40 per unit each quarter.

(8)

Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

(9)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.